EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-49371, 333-80967, 333-119472, 333-137483, 333-153801, 333-185587, 333-192412 and 333-196841 on Form S-8 of our report dated June 20, 2014, relating to the financial statements and the supplemental schedule of the Best Buy Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan for the year ended December 31, 2013.
Minneapolis, Minnesota
June 20, 2014